UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2012

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On January 3, 2012, MGP Ingredients, Inc., a Kansas corporation (“Predecessor”), reorganized into a holding company structure (the “Reorganization”) through a merger (the “Merger”) with MGPI Merger Sub, Inc., a Kansas corporation, which was an indirect wholly-owned subsidiary of Predecessor and a wholly-owned subsidiary of MGPI  Holdings, Inc., a Kansas corporation (now known as MGP Ingredients, Inc.) (“Registrant”).  Registrant was formerly a wholly-owned subsidiary of Predecessor.  Each of Registrant and MGPI Merger Sub, Inc. were organized in connection with the Merger.

Predecessor was the surviving corporation in the Merger and became a wholly-owned subsidiary of Registrant as a result of the Merger.  The Merger was effected pursuant to an Agreement of Merger and Plan of Reorganization among Predecessor, Registrant and MGPI Merger Sub Inc. (the “Merger Agreement”) entered into on January 3, 2012.  The Merger was effective upon the filing of the Merger Agreement with the Secretary of State of Kansas (the time of such filing being referred to herein as the “Effective Time”).  Pursuant to Section 17-6701(g) of the Kansas General Corporation Code, shareholder approval was not required for the Merger.  In connection with the Merger, Registrant amended its Articles of Incorporation to change its name to MGP Ingredients, Inc.

At the Effective Time, each issued and outstanding share of common stock of Predecessor was converted into one share of common stock of Registrant, and each issued and outstanding share of preferred stock of Predecessor was converted into one share of preferred stock of Registrant, having in each case the same designations, rights, powers and preferences.  The conversion of the shares of Predecessor in the Merger occurred without an exchange of shares.  Accordingly, certificates formerly representing outstanding shares of common stock of Predecessor are deemed to represent the same number of shares of common stock of Registrant.  Further, as part of the Reorganization, Predecessor's treasury shares were canceled. In addition, pursuant to the terms of the Merger Agreement and an Assumption Agreement between Predecessor and Registrant, dated January 3, 2012 (the “Assumption Agreement”), at the Effective Time, each outstanding option to purchase shares of Predecessor common stock has been converted into an option to purchase, on the same terms and conditions, an identical number of shares of Registrant’s common stock.  Registrant’s common stock will trade on the NASDAQ Select Global Market under the trading symbol MGPI, the same trading symbol under which Predecessor’s common stock traded.

The provisions of Registrant’s Articles of Incorporation are identical to those of Predecessor with respect to authorized common stock and preferred stock and the designations, rights, powers and preferences thereof, and the provisions of the bylaws of Registrant following the Merger are identical to the provisions of the bylaws of Predecessor immediately prior to the Merger.  The directors of Registrant immediately following the Merger are the same individuals who were directors of Predecessor immediately prior to the Merger, and the management of Registrant following the Merger is the same in all material respects as the management of Predecessor prior to the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by this reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Registrant has also entered into indemnification agreements with each member of the Board of Directors, each named executive officer and certain other officers, in substantially the same form as the form of agreement used by Predecessor, which was summarized in Item 1.01 of Predecessors Current Report on Form 8-K filed on October 12, 2006.  The form of Agreement used by Registrant is filed as Exhibit 10.4.

The disclosure regarding the Director Restricted Stock Plan (defined below) in Item 8.01 hereof is incorporated by reference into this Item 1.01.

In connection with the Reorganization, Registrant entered into the Assignment and Assumption of Note and Credit Agreement and the Fourth Amendment to the Credit Agreement (the “Fourth Amendment”), pursuant to which Registrant assumed all of Predecessor’s obligations and indebtedness under the Credit and Security Agreement between Registrant and Wells Fargo Bank, National Association (“Wells Fargo”), dated July 21, 2009 (as amended from time to time, the “Credit Agreement”), and certain other loan documents.  The terms of the Credit Agreement and amendments thereto have been previously reported by Predecessor in filings with the Securities and Exchange Commission (“SEC”).

The Fourth Amendment modifies Registrant’s existing revolving credit facility under the Credit Agreement in several material respects, as follows:

•	Registrant assumes Predecessor’s obligations and indebtedness under the Credit Agreement;

•	Predecessor releases and discharges Wells Fargo from any and all claims related to the Credit Agreement;

•
The Fourth Amendment provides that Registrant and its more than 50%-held subsidiaries (the “Subsidiaries”), which includes the Predecessor, are deemed to be one consolidated entity and, thus, Registrant and the Subsidiaries are generally subject to the representations and warranties and the covenants in the Credit Agreement as a single, consolidated entity.

On January 3, 2012, Predecessor also executed a Continuing Guaranty, whereby it agreed to guarantee the obligations of Registrant under the Credit Agreement.  Further, on January 3, 2012, Predecessor executed a Third Party Security Agreement which gives Wells Fargo a security interest in Predecessor’s assets as security for its obligations under the Continuing Guaranty.

The foregoing Fourth Amendment, the Continuing Guaranty and the Third Party Security Agreement will be filed with a future report filed with the SEC.

Item 3.01.         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure in Item 1.01 is incorporated into this Item 3.01 by reference.

In connection with the Merger, as of the Effective Time, the common shares of Registrant were deemed to commence trading on the NASDAQ Global Select Market under the symbol “MGPI” on January 4, 2012. As a result of the Merger, Predecessor’s common shares, which previously traded on the NASDAQ Global Select Market under the symbol “MGPI” are deemed to no longer be publicly traded.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, each of the officers and directors of Predecessor immediately prior to the Merger had been appointed to the same position(s) with the Registrant and will hold such positions until their respective successors are duly elected or appointed and qualified, or until earlier of their death, resignation or removal.

In addition, as of the Effective Time, the Registrant adopted all of the active shareholder-approved stock plans of the Predecessor, including those in which its named executive officers and other officers may participate (the “Employee Plans”).  The Registrant assumed the obligations of the Predecessor under the Employee Plans pursuant to the Assumption Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.  The Employee Plans have been amended to reflect the assumption by Registrant of the obligations of the Predecessor under the Employee Plans. The adoption by the Registrant of the Employee Plans and its assumption of the Predecessor’s obligations under the Employee Plans were approved by its Board of Directors. The amendments to the MGP Ingredients, Inc. Stock Incentive Plan of 1996, the MGP Ingredients, Inc. 1998 Stock Incentive Plan for Salaried Employees and the MGP Ingredients, Inc. Stock Incentive Plan of 2004 are shown in Exhibit 10.2 and are incorporated into this Item 5.02.

Item 5.03         Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2011, before the Registrant was a Securities and Exchange Commission (“SEC”) registrant, the Registrant adopted articles of incorporation (the “Articles”) that are identical to the pre-Merger articles of incorporation, as amended, of the Predecessor except for certain non-material provisions permissible under to Section 17-6701(g) of the Kansas General Corporation Code.  On January 3, 2012, the Registrant adopted the Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) changing the name of the Registrant from “MGPI Holdings, Inc.” to “MGP Ingredients, Inc.”  The Registrant has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of the Predecessor’s capital stock immediately prior to the Merger.

On October 20, 2011, before the Registrant was an SEC registrant, the Registrant adopted bylaws (the “Bylaws”) that are identical to the pre-Merger bylaws, as amended, of the Predecessor except for certain non-material provisions permissible under to Section 17-6701(g) of the Kansas General Corporation Code.

The Articles, the Certificate of Amendment and the Bylaws of the Registrant are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01.         Other Events.

               Upon consummation of the Merger, the Registrant’s common shares were deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Registrant is the successor issuer to Predecessor.

As reported under Item 5.02(e), as of the Effective Time, the Registrant has adopted all of the active shareholder-approved stock plans of the Predecessor. These include plans in which non-management directors may participate (the “Director Plans ”), which are the 1996 Stock Option Plan for Outside Directors (the “Director Stock Option Plan”) and the MGP Ingredients, Inc. Non-Employee Director Restricted Stock Plan (now, the MGP Ingredients, Inc. Non-Employee Director Restricted Stock and Restricted Stock Unit Plan) (the “Director Restricted Stock Plan”).  The Registrant assumed the obligations of the Predecessor under the Director Plans pursuant to the Assumption Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02. The Director Plans have been amended to reflect the assumption by Registrant of the obligations of the Predecessor under the Director Plans.  In addition, the Director Restricted Stock Plan has been amended to permit the use of authorized but previously unissued shares to satisfy awards and to include awards of restricted stock units thereunder.  The adoption by the Registrant of the Director Plans, its assumption of the Predecessor’s obligations under the Director Plans and the additional amendments to the Director Restricted Stock Plan were approved by its Board of Directors. The amendments to the Director Stock Option Plan and the Director Restricted Stock Plan are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference into this Item 8.01.

Pursuant to the Reorganization, effective January 3, 2012, Predecessor distributed to Registrant its 100% interest in MGPI of Indiana, LLC and its 100% interest in MGPI Pipeline, Inc. (formerly Midwest Grain Pipeline, Inc.).  It is anticipated that Predecessor will distribute to Registrant up to 60% of its interest in Illinois Corn Processing, LLC (“ICP”) in early 2012, of which entity Predecessor will hold a 50% interest immediately before the distribution, and that Predecessor will distribute its remaining interest in ICP to Registrant in 2013.  It is also anticipated that Predecessor will distribute to Registrant 100% of its interest in D.M. Ingredients GmbH in early 2012, of which Predecessor will hold a 50% interest immediately before the distribution.

The disclosure in Item 1.01 is incorporated into this Item 8.01 by reference.

    Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits

*2	Agreement of Merger and Plan of Reorganization, dated as of January 3, 2012, by and among Predecessor, Registrant and MGPI Merger Sub, Inc.

*3.1	Articles of Incorporation of Registrant

*3.2	Certificate of Amendment to the Articles of Incorporation of Registrant

*3.3	Bylaws of Registrant

*10.1	Assumption Agreement, dated as January 3, 2012, between Registrant and MGP Ingredients, Inc.

*10.2	Amendments to Stock Incentive Plan of 1996, 1998 Stock Incentive Plan for Salaried Employees, Stock Incentive Plan of 2004, and 1996 Stock Option Plan for Outside Directors

*10.3	Non-Employee Directors’ Restricted Stock and Restricted Stock Unit Plan, as amended

*10.4	Form Of Indemnification Agreement

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: January 5, 2012	By:	/s/ Timothy W. Newkirk
Timothy W. Newkirk, President and Chief Executive Officer